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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 1, 2003


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                                HOLLY CORPORATION
             (Exact name of Registrant as specified in its charter)


           DELAWARE                     001-03876               75-1056913
       (State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

     100 CRESCENT COURT,                                        75201-6927
          SUITE 1600                                            (Zip code)
        DALLAS, TEXAS
    (Address of principal
      executive offices)


       Registrant's telephone number, including area code: (214) 871-3555

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Effective June 1, 2003, Holly Corporation ("Holly") acquired from ConocoPhillips its Woods Cross refinery located near Salt Lake City, Utah and related assets for a purchase price of approximately $21.2 million in cash ($25 million for assets purchased less $3.8 million for pension obligations assumed) plus approximately $41 million in cash for crude oil, refined product and other inventories. The purchase price was negotiated at arm's length between the parties. The acquisition was completed pursuant to the terms of the Asset Purchase and Sale Agreement signed by Holly and Phillips Petroleum Company (a subsidiary of ConocoPhillips) on December 20, 2002, which is incorporated by reference as Exhibit 99.1 hereto and incorporated herein in its entirety.

         The purchase of the Woods Cross assets was financed from working capital as well as borrowings under Holly's Amended and Restated Credit and Reimbursement Agreement, dated April 14, 2000, as amended (the "Credit Agreement"), with the Canadian Imperial Bank of Commerce and other lenders. As of May 15, 2003, the Credit Agreement was amended to increase the level of commitments by the lenders from $75 million to $100 million, removing the 50% sublimit on borrowings under the Credit Agreement and adding as guarantors the subsidiaries of Holly created to acquire the Woods Cross assets. This amendment is attached hereto as Exhibit 99.2 and is incorporated herein in its entirety.

         The Woods Cross refinery has a rated crude oil capacity of 25,000 barrels per day and has operated close to that capacity over the last five years. The refinery's high conversion capability enables it to produce a large percentage of high value products such as motor fuels, jet fuel and distillates. In addition to the refinery and its crude oil, refined product and other inventories, Holly acquired (i) a 50% undivided interest in two storage terminals located in Boise, Idaho (221,500 barrel capacity) and Burley, Idaho (140,000 barrel capacity) operated by Sinclair Oil Corporation, (ii) a storage terminal located in Spokane, Washington (271,000 barrel capacity), (iii) approximately 45 branded marketer contracts that supply an estimated 220 service stations located in Utah, Idaho, Montana and Wyoming, (iv) 25 retail service stations located in Utah and Wyoming, and (v) a ten-year exclusive license to market fuels under the Phillips 66 brand in the states of Utah, Idaho, Montana and Wyoming, with an agreement to work cooperatively on possible extensions of the ten-year term.

         ConocoPhillips also granted Holly the option to market ConocoPhillips' ancillary branded products in Utah, Idaho, Montana and Wyoming, and assigned Holly usage rights to necessary technology, software, hardware and databases unique to the refinery. Holly assumed specified raw materials supply agreements of ConocoPhillips needed for the operation of the refinery. None of the materials supply agreements are long-term. All crude oil purchase agreements have thirty-day terms, subject to automatic renewal for an additional thirty days unless terminated by either party to the applicable agreement.

         Approximately 80% of the refinery's gasoline production was historically sold through a wholesale marketer network and the remaining 20% was historically sold through the 25 retail service stations. Twenty-two of the service stations to be acquired are located in the Salt Lake City, Utah area and sell under the Phillips 66 brand. The three Wyoming outlets were recently purchased from El Paso CGP Corporation, formerly The Coastal Corporation, and sell under the Coastal brand. ConocoPhillips assigned Holly its rights to the Coastal trademark for the three Wyoming stores, which continue through April 24, 2011.

         Holly hired approximately 140 employees from ConocoPhillips, 90 of whom are union employees.



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         The Woods Cross assets were not operated by ConocoPhillips as an independent operating division or subsidiary. Rather, the Woods Cross assets and their related operations were operated as part of ConocoPhillips' more extensive refinery, marketing and transportation operations. In order to operate the Woods Cross assets, Holly has established various alternative operating systems and networks, employee compensation/benefit structures, and supply and other contractual relationships. Differences in Holly's operating approach could result in Holly obtaining different productivity levels, results of operations and revenues than those obtained by ConocoPhillips historically. Furthermore, Holly's operation of the Woods Cross assets will not be burdened by the corporate overhead allocation charges historically applied by ConocoPhillips. For these reasons, Holly believes that the Woods Cross assets being acquired do not constitute a "business" under generally accepted accounting principles or federal securities laws and, accordingly, the inclusion in this Current Report on Form 8-K of historical financial statements and pro forma financial information for the Woods Cross assets is not required by federal securities laws.

         In light of the different operating plan and mix of assets to be employed by Holly in its conduct of business using the Woods Cross assets, Holly believes that the historical financial statements, if available, for the Woods Cross assets would not be indicative of Holly's future operations. Accordingly, Holly has not provided historical financial statements or pro forma financial information for the Woods Cross assets in this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      EXHIBITS.

         99.1     --       Asset Purchase and Sale Agreement, dated December 20,
                           2002, between Holly and ConocoPhillips (incorporated by reference to Exhibit 10.1 to Holly's Quarterly
                           Report on Form 10-Q for the quarterly period ended
                           January 31, 2003).

         99.2     --       Amendment No. 7, dated as of May 15, 2003, to Amended
                           and Restated Credit and Reimbursement Agreement, dated April 14, 2000, as amended, among Holly, certain of its subsidiaries, CIBC and other lenders.*

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* Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 HOLLY CORPORATION

                                 By:  /s/ Stephen J. McDonnell
                                    --------------------------------------------
                                      Stephen J. McDonnell
                                      Vice President and Chief Financial Officer

Date: June 4, 2003



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                                  EXHIBIT INDEX


   EXHIBIT
   NUMBER                          EXHIBIT TITLE
   ------                          -------------
   99.1     --    Asset Purchase and Sale Agreement, dated December 20, 2002, between Holly and
                  ConocoPhillips (incorporated by reference to Exhibit 10.1 to Holly's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2003).

   99.2     --    Amendment No. 7, dated as of May 15, 2003, to Amended and Restated Credit and
                  Reimbursement Agreement, dated April 14, 2000, as amended, among Holly, certain of its subsidiaries, CIBC and other lenders.



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